As filed with the Securities and Exchange Commission on September 1, 2005
Registration No. 333-124275

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUINTON CARDIOLOGY SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3300396 (I.R.S. Employer Identification No.)
3303 Monte Villa Parkway
Bothell, Washington 98021
(Address of principal executive offices, including zip code)
STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT BETWEEN
QUINTON CARDIOLOGY SYSTEMS, INC. AND ALLAN CRISS, DATED AS OF
MARCH 10, 2004
STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT BETWEEN
QUINTON CARDIOLOGY SYSTEMS, INC. AND ATUL JHALANI, DATED AS OF
OCTOBER 23, 2003
STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT BETWEEN
QUINTON CARDIOLOGY SYSTEMS, INC. AND FEROZE MOTAFRAM, DATED AS
OF JULY 23, 2003
(Full title of the plan)
John R. Hinson
President and Chief Executive Officer
Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, Washington 98021
(425) 402-2000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Stewart Landefeld
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099

EXPLANATORY NOTE
     By means of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123275, filed with the Securities and Exchange Commission on April 22, 2005, the Registrant hereby deregisters an aggregate of 123,496 shares of its common stock, par value $0.001 per share, which were registered subject to the outstanding options under (i) the Stock Option Grant Notice and Stock Option Agreement between Quinton Cardiology Systems, Inc. (“Quinton”) and Allan Criss, (ii) the Stock Option Grant Notice and Stock Option Agreement between Quinton and Atul Jhalani and (iii) the Stock Option Grant Notice and Stock Option Agreement between Quinton and Feroze Motafram. This deregistration is being made in conjunction with the merger of Quinton and Cardiac Science, Inc. with and into CSQ Holding Company, which was subsequently renamed Cardiac Science Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 1st day of September, 2005.

QUINTON CARDIOLOGY SYSTEMS, INC.
By:	/s/ Michael K. Matysik
Michael K. Matysik
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of September, 2005.

Signature	Title

/s/ John R. Hinson John R. Hinson	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael K. Matysik Michael K. Matysik	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Ruediger Naumann-Etienne	Chairman of the Board

* W. Robert Berg	Director

* Jue-Hsien Chern	Director

* Harvey N. Gillis	Director

*By: /s/ Michael K. Matysik

Michael K. Matysik Attorney-in-Fact